EXHIBIT 4.1

                 FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (herein called this "Amendment") made as of the 15th day of September, 2005 by and between Comerica Bank ("Bank") and Citadel Security Software Inc., a Delaware corporation ("Borrower").

                                    RECITALS

     1. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of April 15, 2004 (as from time to time amended, modified or supplemented, the "Original Agreement") for the purposes and consideration therein expressed, pursuant to which Bank made loans to Borrower as therein provided.

     2. Borrower and Bank desire to amend the Original Agreement for the purposes contained herein.

     3. In consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans that may hereafter be made by Bank to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                           Definitions and References
                           --------------------------

     Sec. 1.1.  Terms Defined in the Original Agreement.  Unless the context
                ---------------------------------------
otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Sec. 1.2.  Other Defined Terms.  Unless the context otherwise requires, the
                -------------------
following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "Amendment" means this Fifth Amendment to Loan and Security Agreement.

          "Loan and Security Agreement" means the Original Agreement as amended hereby.

                                   ARTICLE II

                        Amendment to Original Agreement


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     Sec. 2.1.  Definitions.  The following definitions of "Borrowing Base,"
                -----------
"Committed Revolving Line," and "Revolving Maturity Date" are hereby added to Exhibit A to the Original Agreement in the correct alphabetical order:

          "Borrowing Base" means an amount equal to 80% of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

          "Committed Revolving Line" means a Credit Extension of up to $750,000.

          "Revolving Maturity Date" means the earlier to occur of (i) September 30, 2005 and (ii) the closing date of the issuance by Borrower of additional equity before September 30, 2005.

     The definition of "Eligible Accounts" in Exhibit A to the original Agreement is hereby amended in its entirety to read as follows:

          "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility by giving Borrower 30 days prior written notice, and Bank and Borrower may renegotiate the standards of eligibility from time to time. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

          (a) Accounts that the account debtor has failed to pay in full within 90 days of invoice date;

          (b) Accounts with respect to an account debtor, 25% of whose Accounts the account debtor has failed to pay within 90 days of invoice date;

          (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

          (d) All present and future rights of Borrower to payment from any credit card issuer, credit card processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a debit or credit card;

          (e) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the account debtor may be conditional;

          (f) Accounts with respect to which the account debtor is an Affiliate of Borrower;

          (g) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

          (h) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

          (i) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

          (j)     Accounts that have not yet been billed to the account debtor;

          (k) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed 50% of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

          (l) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

          (m) Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful.

     Sec. 2.2.  Revolving Advances.  Section 2.1(b) of the Original Agreement is
                ------------------
hereby amended in its entirety to read as follows:

          (b)     Revolving Advances.
                  ------------------

               (i)     Amount.  Subject to and upon the terms and conditions of
                       ------
          this Agreement Borrower may request Advances. The aggregate outstanding amount of Advances shall not exceed the full amount of the Committed Revolving Line; provided that the aggregate outstanding amount of Advances may not, at any time, exceed the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base. Amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

               (ii)     Form of Request.  Whenever Borrower desires an Advance,
                        ---------------
          Borrower will notify Bank by facsimile transmission or telephone no later than

          3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower's deposit account.

     Sec. 2.3.  Overadvances.  Section 2.2 of the Original Agreement is hereby
                ------------
amended in its entirety to read as follows:

          Sec. 2.2.  Overadvances.  If the aggregate amount of the outstanding
                     ------------
     Advances exceeds the lesser of the Committed Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

     Sec. 2.4.  Interest Rates.  Section 2.3(a)(i) of the Original Agreement is
                --------------
hereby amended in its entirety to read as follows:

               (i)     Advances.  Except as set forth in Section 2.3(b), the
                       --------
          Advances shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to 1.75% above the Prime Rate.

     Sec.2.5  Fees.  Section 2.5 is hereby amended by adding the following
              ----
clause (b) thereto:

               (b)     Commitment Fees.  In consideration of Bank's commitment
                       ---------------
          to make Advances, Borrower will pay to Bank a commitment fee determined on a daily basis by applying a rate of one-quarter of one percent (0.25%) per annum to the unused portion of the Borrowing Base on each day until the Revolving Maturity Date determined for each such day by deducting from the Borrowing Base at the end of such day the outstanding amount of the Advances. The commitment fee shall be due and payable in arrears on the last day of each calendar quarter and on the Revolving Maturity Date.

     Sec. 2.6.  Exhibits.  Exhibit D to the Original Agreement is hereby amended
                --------
in its entirety to read as set forth in Exhibit D attached hereto.


                                   ARTICLE III

                           Conditions of Effectiveness
                           ---------------------------

     Sec. 3.1.  Effective Date.  This Amendment is effective as of the date
                --------------
first above written if and only if Bank has received, at Bank's office:

     (a)  a duly executed original of this Amendment;

     (b) a facility fee in the amount of $5,000, in good and immediately available funds; and

     (c) a Warrant to purchase 25,000 shares of Borrower's Common Stock at an exercise price of $1.56 per share on Bank's form with a 7-year maturity, inclusive of certain provisions to include but not be limited to, assignability to Bank's affiliates and a net exercise provision.


                                   ARTICLE IV

                         Representations and Warranties
                         ------------------------------

     Sec. 4.1.  Representations and Warranties of Borrower.  In order to induce
                ------------------------------------------
Bank to enter into this Amendment, Borrower represents and warrants that:

          (a) The representations and warranties contained in Section 5 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow and to perform its obligations under the Loan and Security Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.

          (c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.

          (d) When duly executed and delivered, each of this Amendment and the Loan and Security Agreement will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors" rights generally and by principles of equity applying to creditors" rights generally.

                                    ARTICLE V

                                  Miscellaneous
                                  -------------

     Sec. 5.1.  Ratification of Agreements.  The Original Agreement as hereby
                --------------------------
amended is hereby ratified and confirmed in all respects. Any reference to the Loan and Security Agreement in any Loan Document is now a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment does not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Loan and Security Agreement or any other Loan Document, or constitute a waiver of any provision of the Loan and Security Agreement or any other Loan Document.

     Sec. 5.2.  Survival of Agreements.  All representations, warranties,
                ----------------------
covenants and agreements of Borrower in this Amendment survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Credit Extensions, and will survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower under this Amendment or under the Loan and Security Agreement to Bank constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Loan and Security Agreement.

     Sec. 5.3.  Loan Documents.  This Amendment is a Loan Document, and all
                --------------
provisions in the Loan and Security Agreement pertaining to Loan Documents apply hereto.

     Sec. 5.4.  Governing Law.  This Amendment is governed by and construed in
                -------------
accordance with the laws of the State of California and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Sec. 5.5.  Counterparts.  This Amendment may be separately executed in
                ------------
counterparts and by the different parties hereto in separate counterparts, each of which when so executed constitutes one and the same Amendment.

     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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
     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                                                CITADEL SECURITY SOFTWARE, INC.


                                                By:  /s/ Steven B. Solomon
                                                   -----------------------------
                                                   Name:  Steven B. Solomon
                                                   Title: CEO


                                                COMERICA BANK


                                                By:  /s/ David Whiting
                                                   -----------------------------
                                                   Name:  David Whiting
                                                   Title: SVP

                                    EXHIBIT D

BORROWING BASE CERTIFICATE

--------------------------------------------------------------------------------
Borrower:  CITADEL SECURITY SOFTWARE INC.                Lender:  Comerica Bank

Commitment Amount:  $750,000
--------------------------------------------------------------------------------


ACCOUNTS RECEIVABLE
     1.     Accounts Receivable Book Value as of                                      $
                                                                                      -----------
     2.     Additions (please explain on reverse)
                                                                                      -----------
     3.     TOTAL ACCOUNTS RECEIVABLE                                                              $
                                                                                                   -----------

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
                                                                                      -----------
     4.     Amounts over 90 days due
                                                                                      -----------
     5.     Balance of 25% over 90 day accounts
                                                                                      -----------
     6.     Concentration Limits (clause (k) of the definition of Eligible Accounts)
                                                                                      -----------
     7.     Foreign Accounts
                                                                                      -----------
     8.     Governmental Accounts
                                                                                      -----------
     9.     Contra Accounts (clause (i) of the definition of Eligible Accounts)
                                                                                      -----------
     10.    Demo Accounts (clause (e) of the definition of Eligible Accounts)
                                                                                      -----------
     11.    Intercompany/Employee Accounts
                                                                                      -----------
     12.    Other (please explain on reverse)
                                                                                      -----------
     13.    TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS
                                                                                      -----------
     14.    Eligible Accounts (#3 minus #13)                                                       $
                                                                                                   -----------
     15.    LOAN VALUE OF ACCOUNTS (80% of #14)                                                    $
                                                                                                   -----------

BALANCES
     16.    Maximum Loan Amount                                                                    $750,000.00
     17.    Total Funds Available [Lesser of #16 or #15]
                                                                                                   -----------
     18.    Present balance owing on Line of Credit
                                                                                                   -----------
     19.    RESERVE POSITION (#17 minus #18)                                                       $
                                                                                                   -----------


Borrower represents and warrants that the foregoing is true, complete and correct in all material respects, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between Borrower and Comerica Bank.

CITADEL  SECURITY  SOFTWARE  INC.


By:
  -----------------------------------------
           Authorized Signer